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                                                                    EXHIBIT 23.2



                      MANUFACTURED HOME COMMUNITIES, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Manufactured Home Communities, Inc. on Form S-8 of our report dated February 16, 1996, on our audits of the consolidated financial statements and financial statement schedules of Manufactured Home Communities, Inc. as of December 31, 1995, and for each of the years ended December 31, 1995 and 1994, which report is included in the 1996 Annual Report on Form 10-K.





                                                COOPERS & LYBRAND L.L.P.

Chicago, Illinois
April 16, 1997